                                                                   EXHIBIT 10.28

                        [LETTERHEAD OF MGM GRAND, INC.]

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October 10, 1995


Mr. Ken Rosevear
8407 Turtle Creek Circle
Las Vegas, NV 89113

Dear Ken:

This letter will memorialize the agreement between you and MGM Grand, Inc. ("Company").

1.   Commencement Date:  November 1, 1995
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2.   Position/Title:  Senior Vice President - Development
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3.   Compensation:
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     a)  Base: $270,000 per year
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     b)  Stock Options: 50,000 shares of MGM Grand, Inc.'s common stock pursuant
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         to its Non-Qualified Stock Option Plan, and subject to the following vesting schedule:

                End of Year                  Percent Vesting
                -----------                  ---------------
                    1                              0
                    2                              0
                    3                             20
                    4                             20
                    5                             20
                    6                             40

     c)   Acceleration of Stock Options: If there is a change in control as a
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          result of a sale or exchange to a third party of outstanding common stock (as distinguished from a change in control resulting from the issuance of treasury shares or from any other transaction) before the stock options are fully vested, all unvested stock options shall become fully vested as of the date of such sale or exchange.

     d)   Additional Compensation: You will be entitled to receive an annual
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          bonus, not to exceed 100% of your base compensation, at the sole discretion of the Company's executive committee.

Mr. Ken Rosevear
October 10, 1995
Page 2



     e)   Special Compensation: Recognizing that Mr. Rosevear has
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          significant experience, knowledge and relationships
          relating to the gaming industry in South Africa ("SA"), and as a result is in a position to provide opportunities to MGM Grand, Inc. in that country, should MGM Grand, Inc. elect to enter into project development in SA, Mr. Rosevear will receive 20% of the resulting net profit, after all expenses, of any future operational venture by MGM Grand, Inc. for the duration of the contracts. Provided, however, that if in the reasonable judgment of MGM Grand, Inc., Mr. Rosevear's participation in the net profits would pose a risk to MGM Grand, Inc.
          or any of its subsidiaries of the denial, suspension, loss or forfeiture of any gaming license or other permits necessary to conduct its business, then Mr. Rosevear shall not be entitled to any such participation.

    f)    Taxes: All payments to you under this section will be
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          subject to withholding taxes and other tax requirements,
          as applicable.

4.  Duties and Responsibilities:  Those consistent with position/title.
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5.  Exclusivity:  You agree to devote your full business time to the
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    Company, and to render your services solely and exclusively for the
    Company and any of its affiliates.

6.  Representations and Warranties:  You represent and warrant that:
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    a)   You can and will be unconditionally licensed by all applicable gaming authorities, and other authorities, including those to which the Company may become subject in the future.

    b) There are no existing conditions which may impair your ability to perform your duties hereunder.

    c) You have the full right to enter into this agreement, and your entering into this agreement will not violate or conflict with any arrangements or agreements you have with any other entity.

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Mr. Ken Rosevear
October 10, 1995
Page 3


7.   Termination Right: Each party shall have the right to terminate this
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     agreement and your employment hereunder on thirty (30) days notice without any further obligations to the other, including, without limitation, any obligations under Paragraph 3 above.

8.   Employee Benefits: You shall be entitled to all the employee benefits that
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     are in place at the Company as of the commencement date of this agreement, subject to change from time to time at the discretion of the Company.


If the foregoing properly reflects your understanding, please so acknowledge by signing where indicated below.

Sincerely yours,

/s/ J. Terrence Lanni

J. Terrence Lanni
Chairman & CEO
MGM Grand, Inc.


Agreed to and acknowledged:


/s/ Ken Rosevear
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Ken Rosevear


Dated:    10 Oct 1995
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